Exhibit 99.2

Pier 1 Imports, Inc. Announces Annual Meeting of Shareholders

FORT WORTH, Texas--(BUSINESS WIRE)--April 6, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today announced that April 27, 2017, is the record date for its Annual Meeting of Shareholders to be held June 22, 2017.

As previously announced on March 6, 2017, the Company will release fourth quarter and full-year fiscal 2017 financial results for the period ending February 25, 2017, after market close on April 12, 2017, and will host a conference call at 4:00 p.m. Central Time that afternoon to discuss the results. Investors will be able to connect to the call through the Company’s website at pier1.com. The conference call can be accessed by selecting “Investor Relations” on the Company’s homepage and linking through to the “Events” page, or dialing 1-844-807-9149, or if international, 1-210-229-8834. The conference ID number is 84183624.

About Pier 1 Imports

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Investor Relations
Bryan Hanley, 817-252-6083